EX-99.1

Contacts:
Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Reports Fourth-Quarter and Full-Year Financial Results
Home Robot Business Grew 20 Percent in 2013, Expected to Drive Continued Growth in 2014

BEDFORD, Mass., Feb. 5, 2014 - iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced its financial results for the fourth quarter and full year ended December 28, 2013.

“2013 was a great year for iRobot. Our Home Robot business increased 20 percent over 2012, driven by growth in both domestic and overseas markets,” said Colin Angle, chairman and chief executive officer of iRobot. “All three of our businesses met our expectations and made significant progress against their strategic plans, setting us up well for 2014.

“In 2014, our financial performance will continue to be driven by our Home Robot business. Home Robot revenue is expected to grow in the mid-to-high teens in 2014 and comprise 90 percent of total company revenue. Our Defense & Security business is expected to perform at 2013 levels, and our Remote Presence business will be shipping product into two markets.

“For 2014, we expect revenue of $560 to $570 million, EPS of between $1.00 and $1.15 and Adjusted EBITDA of $74 to $78 million, or roughly 14 percent of revenue. These expectations are a strong next step in progressing towards our three-year targets of:

•	Mid-high teen revenue CAGR,

•	High teen Adjusted EBITDA margin and,

•	High single digit Operating Cash Flow margin”

Financial Results

•
Revenue for the fourth quarter of 2013 was $126.3 million, compared with $100.7 million for the fourth quarter of 2012. Revenue for the full year 2013 was $487.4 million, compared with $436.2 million for the full year 2012.

•
Net income for the fourth quarter of 2013 was $3.2 million, compared with a net loss of ($5.9) million for the fourth quarter of 2012. Net income for the full year 2013 was $27.6 million, compared with $17.3 million for full-year 2012.

•	Quarterly earnings per share were $0.11, compared with a quarterly loss per share of ($0.21) in the fourth quarter last year. Full-year earnings per share were $0.94, compared with $0.61 last year.

•
Adjusted EBITDA for the fourth quarter of 2013 was $12.8 million, compared with $1.0 million in the fourth quarter of 2012. Adjusted EBITDA for the full year 2013 was $62.2 million, compared with $52.5 million for full-year 2012.

Business Highlights

•
Full-year domestic Home Robot revenue growth of more than 30 percent, coupled with international Home Robot revenue growth of 14 percent, drove a 20 percent year-over-year increase in full-year Home Robot revenue. We continued to increase our investment in marketing programs in our Home Robot business, which resulted in greater brand awareness and revenue growth in that business.

•
We introduced and began shipping the Roomba 800 Series in late 2013. This next-generation floor vacuuming robot incorporates new dirt extractor technology which amplifies suction for superior performance over traditional bristle brushes. The Scooba 450, our newest wet floor scrubbing robot, was introduced and began shipping in January 2014.

•	Our Defense & Security business delivered results consistent with our expectations while continuing to reduce reliance on the U.S. Department of Defense.

•
We began shipping RP-VITA through InTouch Health into the healthcare market and announced the Ava 500 Video Collaboration Robot which blends together our autonomous navigation capabilities with Cisco’s TelePresence. The Ava 500 is targeted for availability from certified Cisco partners in the first half of 2014.

Financial Expectations

Management provides the following expectations with respect to the year ending December 27, 2014 and first quarter ending March 29, 2014.

Fiscal Year 2014:
Revenue	$560 - $570 million
Earnings Per Share	$1.00 - $1.15
Adjusted EBITDA	$74 - $78 million

Full-Year 2014 BU Revenue:
Home	$500 - $515 million
Defense & Security	$50 million
Remote Presence	$5 million

Q1 2014:
Revenue	$110 - $113 million
Earnings Per Share	$0.13 - $0.17
Adjusted EBITDA	$13 - $15 million

Fourth-Quarter and Full-Year Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the fourth fiscal quarter and full year 2013, business outlook, and outlook for 2014 financial performance. Pertinent details include:

Date:	Thursday, February 6, 2014
Time:	8:30 a.m. ET
Call-In Number:	847-619-6396
Passcode:	35939059

A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-EventDetails&EventId=5041606. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through February 13, and can be accessed by dialing 630-652-3042, passcode 35939059#.

About iRobot Corp.
iRobot designs and builds robots that make a difference. The company’s home robots help people find smarter ways to clean, its defense & security robots protect those in harm’s way, and its remote presence robots enable virtual presence from anywhere in the world. iRobot’s consumer and military robots feature iRobot Aware® robot intelligence systems, proprietary technology incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.
For iRobot Investors

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance, future operating performance and growth, anticipated growth and performance of our businesses, demand for our robots, Home Robot revenue for fiscal year 2014, the timing of new product introductions, the timing of entry into new product markets, the availability of new products, and anticipated revenue, earnings per share and Adjusted EBITDA for fiscal year 2014 and the first quarter ending March 29, 2014. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, market acceptance of our products, our dependence on the U.S. federal government and government contracts, the timing of government contracts and orders, changes in government policies or spending priorities, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

This press release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, net intellectual property litigation expenses, restructuring expenses, and non-cash stock compensation. A reconciliation between net income (loss) and Adjusted EBITDA is provided in the financial tables at the end of this press release.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Revenue
Product revenue	$125,426	$97,874	$477,444	$418,550
Contract revenue	917	2,820	9,957	17,694
Total	126,343	100,694	487,401	436,244
Cost of Revenue
Product revenue	66,939	54,928	262,224	234,102
Contract revenue	474	1,262	4,023	7,794
Total	67,413	56,190	266,247	241,896
Gross Margin	58,930	44,504	221,154	194,348
Operating Expense
Research & development	18,008	15,344	63,649	57,066
Selling & marketing	22,199	24,727	71,529	66,412
General & administrative	14,010	13,308	53,358	45,698
Total	54,217	53,379	188,536	169,176
Operating income (loss)	4,713	(8,875)	32,618	25,172
Other income (expense), net	(154)	(42)	(203)	435
Income (loss) before income taxes	4,559	(8,917)	32,415	25,607
Income tax expense (benefit)	1,371	(2,979)	4,774	8,310
Net income (loss)	$3,188	$(5,938)	$27,641	$17,297

Net income (loss) per common share:
Basic	$0.11	$(0.21)	$0.97	$0.63
Diluted	$0.11	$(0.21)	$0.94	$0.61

Shares used in per common share calculations:
Basic	28,902	27,802	28,495	27,577
Diluted	29,712	27,802	29,354	28,301

Stock-based compensation included in above figures:
Cost of product revenue	$204	$174	$700	$889
Research & development	737	633	2,700	1,904
Selling & marketing	414	234	1,246	808
General & administrative	2,385	1,919	8,763	7,382
Total	$3,740	$2,960	$13,409	$10,983

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 28, 2013	December 29, 2012

Assets
Cash and equivalents	$165,404	$126,770
Short term investments	21,954	12,430
Accounts receivable, net	39,348	29,413
Unbilled revenues	856	1,196
Inventory	46,107	36,965
Deferred tax assets	20,144	19,266
Other current assets	6,848	8,853
Total current assets	300,661	234,893
Property, plant and equipment, net	23,661	24,953
Deferred tax assets	10,095	8,792
Goodwill	48,751	48,951
Intangible assets, net	22,668	28,224
Other assets	10,501	8,500
Total assets	$416,337	$354,313

Liabilities and stockholders' equity
Accounts payable	$41,344	$42,515
Accrued expenses	14,880	13,642
Accrued compensation	19,606	11,864
Deferred revenue and customer advances	5,085	6,257
Total current liabilities	80,915	74,278
Long term liabilities	4,733	4,218
Stockholders' equity	330,689	275,817
Total liabilities and stockholders' equity	$416,337	$354,313

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the three months ended		For the twelve months ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Cash flows from operating activities:
Net income (loss)	$3,188	$(5,938)	$27,641	$17,297
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,140	3,491	12,169	11,672
Loss on disposal of assets	540	554	189	1,332
Goodwill and intangible assets impairment	—	—	1,988	—
Stock-based compensation	3,740	2,960	13,409	10,983
Deferred income taxes, net	(106)	(908)	(768)	(3,763)
Tax benefit of excess stock based compensation deductions	(168)	16	(2,406)	(1,445)
Non-cash director deferred compensation	11	23	44	87
Changes in operating assets and liabilities — (use) source
Accounts receivable	14,679	25,601	(9,935)	15,560
Unbilled revenue	700	497	340	1,166
Inventory	2,708	696	(9,365)	(807)
Other assets	(717)	(6,158)	1,980	(2,892)
Accounts payable	(5,872)	1,405	(1,743)	(8,684)
Accrued expenses	1,471	(2,252)	1,255	(656)
Accrued compensation	4,747	2,736	7,751	(6,106)
Deferred revenue and customer advances	3,059	4,139	(1,172)	4,730
Change in long term liabilities	177	(298)	515	(613)
Net cash provided by operating activities	31,297	26,564	41,892	37,861

Cash flows from investing activities:
Purchase of property and equipment	(1,705)	(2,703)	(6,829)	(6,770)
Change in other assets	—	—	(2,000)	(6,000)
Purchase of Evolution net of cash received	—	(74,530)	—	(74,530)
Purchases of investments	(5,049)	—	(17,946)	(5,086)
Sales of investments	—	7,500	8,044	10,000
Proceeds from sale of assets	—	—	650	—
Net cash used in investing activities	(6,754)	(69,733)	(18,081)	(82,386)

Cash flows from financing activities:
Proceeds from stock option exercises	1,265	304	13,629	4,326
Income tax withholding payment associated with restricted stock vesting	(303)	(7)	(1,212)	(784)
Tax benefit of excess stock based compensation deductions	168	(16)	2,406	1,445
Net cash provided by financing activities	1,130	281	14,823	4,987

Net increase (decrease) in cash and cash equivalents	25,673	(42,888)	38,634	(39,538)
Cash and cash equivalents, at beginning of period	139,731	169,658	126,770	166,308
Cash and cash equivalents, at end of period	$165,404	$126,770	$165,404	$126,770

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the twelve months ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012

Revenue: *
Home Robots	$108,263	$82,918	$427,853	$356,805
Domestic	$47,843	$31,821	$154,112	$117,690
International	$60,420	$51,097	$273,741	$239,115

Defense & Security	$16,339	$15,731	$50,003	$70,948
Domestic	$10,035	$14,389	$34,193	$64,346
International	$6,304	$1,342	$15,810	$6,602
Product	$16,321	$13,773	$45,612	$57,092
Contract	$18	$1,958	$4,391	$13,856
Product Life Cycle	$11,625	$12,254	$26,097	$36,272

Gross Margin Percent:
Home Robots	49.6%	51.2%	49.3%	51.0%
Defense & Security	59.4%	45.3%	50.1%	43.0%
Total Company	46.6%	44.2%	45.4%	44.6%

Units shipped:
Home Robots *	494	387	1,933	1,621
Defense & Security	49	29	534	274

Average gross selling prices for robot units:
Home Robots	$233	$227	$231	$222
Defense & Security *	$96	$52	$36	$76

Defense & Security Funded Product Backlog *	$8,765	$11,356	$8,765	$11,356

Days sales outstanding	29	28	29	28

Days in inventory	63	61	63	61

Headcount	528	534	528	534

* in thousands

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended		For the twelve months ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012

Net income (loss)	$3,188	$(5,938)	$27,641	$17,297

Interest income, net	(131)	(201)	(660)	(1,016)
Income tax expense (benefit)	1,371	(2,979)	4,774	8,310
Depreciation	2,153	2,418	8,077	9,898
Amortization	987	1,073	4,092	1,774

EBITDA	7,568	(5,627)	43,924	36,263

Stock-based compensation expense	3,740	2,960	13,409	10,983
Merger and acquisition expense	7	717	400	1,404
Net intellectual property litigation expense	758	26	1,202	155
Restructuring expense	721	2,905	3,296	3,679

Adjusted EBITDA	$12,794	$981	$62,231	$52,484

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, net intellectual property litigation expenses, restructuring expenses and non-cash stock compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company's actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 Ù 781.430.3000 Ù Fax 781.430.3001 Ù www.irobot.com